Exhibit 99.1

Camden Property Trust Announces Second Quarter 2004 Operating Results

    HOUSTON--(BUSINESS WIRE)--Aug. 5, 2004--Camden Property Trust (NYSE:CPT) announced that its net income ("EPS") for the second quarter of 2004 was $7.7 million or $0.18 per diluted share compared to $5.9 million or $0.14 per diluted share for the same period in 2003. For the six months ended June 30, 2004, EPS totaled $17.0 million or $0.40 per diluted share compared to $14.2 million or $0.35 per diluted share for the same period in 2003.
    Funds from operations ("FFO") for the second quarter of 2004 totaled $0.79 per diluted share or $35.1 million, as compared to $0.75 per diluted share or $32.4 million reported for the same period in 2003. FFO for the six months ended June 30, 2004 totaled $1.63 per diluted share or $71.9 million, as compared to $1.54 per diluted share or $66.0 million reported for the same period in 2003. FFO for the six months ended June 30, 2004 included $1.7 million or $0.04 per diluted share related to an insurance settlement for lost rents related to a fire in one of Camden's communities in 2000, and $0.9 million or $0.02 per diluted share associated with the sale of an e-commerce investment that had previously been written off. 2003 FFO has been adjusted from amounts previously reported to include gains on sale of undepreciated property in accordance with the National Association of Real Estate Investment Trusts ("NAREIT") definition of FFO. A reconciliation of net income to FFO is included in the financial tables accompanying this press release.
    Physical occupancy levels averaged 94.3% during both the first and second quarters of 2004 as compared to 91.4% and 92.4% in the first and second quarters of 2003 respectively. For the 44,481 apartment homes included in "same-property" results, second quarter 2004 revenues increased 0.6% while operating expenses increased 2.8%, producing a 0.9% decline in same-property net operating income ("NOI") compared to the second quarter of 2003. On a sequential basis, second quarter 2004 same-property NOI declined 2.2% compared to first quarter 2004, with revenues declining 0.2% and expenses increasing 3.0% compared to the prior quarter. On a year-to-date basis, 2004 same-property NOI increased 1.2%, with a revenue increase of 1.8% and expense growth of 2.7% compared to the same period in 2003. A reconciliation of net income to net operating income and same-property net operating income is included in the financial tables accompanying this press release.
    During the quarter, lease-ups were completed at Camden Oak Crest in Houston, TX and Camden Sierra at Otay Ranch in Chula Vista, CA, and the properties are currently 93% and 95% occupied, respectively. The Company also completed construction at Camden Harbor View in Long Beach, CA during the quarter, and that community is currently 69% leased and 66% occupied. Construction continued on Camden Westwind in Ashburn, VA, Camden Lee Vista II in Orlando, FL and Camden Farmers Market II in Dallas, TX, with initial occupancies expected at all three communities during early to mid-2005. Camden Westwind is being developed in a joint venture format, with Camden retaining a 20% ownership interest. In addition, construction recently began on an additional phase at Camden Miramar in Corpus Christi, TX, which will add 126 student housing units to the existing community in time for the 2004 fall semester.
    The Company also acquired two tracts of undeveloped land in the Washington DC/Northern Virginia area during the quarter for approximately $29 million. Pre-development activities are currently underway on both sites, and Camden plans to develop two multifamily communities containing 747 apartment homes on those sites in late 2004 or early 2005.
    Subsequent to quarter-end, the Company issued $100 million of senior unsecured notes under its existing shelf registration. These five-year notes, rated Baa2 by Moody's and BBB by Standard & Poor's and Fitch, were issued at 99.841% of par value with a coupon of 4.70%. Interest on the notes is payable semi-annually on January 15 and July 15, and the notes will mature on July 15, 2009. The Company used the net proceeds to reduce the balance outstanding under its unsecured credit facility.
    Camden expects 2004 FFO between $3.15 and $3.30 per diluted share and 2004 EPS between $0.63 and $0.78 per diluted share, excluding any future gains from potential property sales. For 2004, 11 research analysts have contributed FFO estimates on CPT to First Call ranging from $3.10 to $3.30 per diluted share, for a mean of $3.25 per diluted share. The Company also provided guidance for the third quarter of 2004 of $0.75 to $0.80 per diluted share for FFO and $0.11 to $0.16 per diluted share for EPS. Camden updates its earnings guidance to the market on a quarterly basis. A reconciliation of expected net income to expected FFO is included in the financial tables accompanying this press release.
    The Company will hold a conference call on Friday, August 6, 2004 at 11:00 AM Central Time to review its second quarter results and discuss its outlook for future performance. To participate in the call, please dial (888) 482-0024 (domestic) or (617) 801-9702
(international) by 10:50 AM Central Time and request the Camden Property Trust Second Quarter Earnings Call, Conference Passcode #90094069, or join the live webcast of the conference call by accessing the Investor Relations section of the Company's website at www.camdenliving.com. Supplemental financial information is available in the Investor Relations section of the Company's website or by calling Camden's Investor Relations Department at (800) 922-6336.
    In addition to historical information, this press release contains forward-looking statements under the federal securities law. These statements are based on current expectations, estimates and projections about the industry and markets in which Camden operates, management's beliefs, and assumptions made by management. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties which are difficult to predict.
    Camden Property Trust is a real estate company engaged in the ownership, development, acquisition, management and disposition of multifamily apartment communities. Camden owns interests in and operates 145 properties containing 51,882 apartment homes in the Sunbelt and Midwestern markets from Florida to California. Upon completion of three properties under development and the expansion of an existing property, the Company's portfolio will increase to 53,122 apartment homes in 148 properties.
    For additional information, please contact Camden's Investor Relations Department at (800) 922-6336 or (713) 354-2787 or access our Web site at http://www.camdenliving.com.



 CAMDEN                                              OPERATING RESULTS
                                       (In thousands, except per share
                                        and property data amounts)
 ---------------------------------------------------------------------
 (Unaudited)                  Three Months Ended    Six Months Ended
                                   June 30,             June 30,
                              ------------------- --------------------
 OPERATING DATA                  2004     2003       2004      2003
 --------------               ------------------- --------------------
 Revenues
 Rental revenues                $95,970  $91,600   $192,275  $181,701
 Other property revenues          8,756    8,856     17,221    16,447
                              ------------------- --------------------
    Total property revenues     104,726  100,456    209,496   198,148
                              ------------------- --------------------
 Development and construction
  fees                            2,071    1,257      3,832     2,593
 Management fees                    425      431        845       865
 Other revenues                   1,801    1,033      6,082     2,645
                              ------------------- --------------------
    Total revenues              109,023  103,177    220,255   204,251

 Expenses
 Property operating and
  maintenance                    31,576   29,798     61,970    58,154
 Real estate taxes               11,839   11,081     23,349    22,245
                              ------------------- --------------------
    Total property expenses      43,415   40,879     85,319    80,399
                              ------------------- --------------------
 Property management              2,742    2,424      5,611     4,961
 Fee and asset management         1,006    1,068      1,995     2,631
 General and administrative       4,140    4,437      8,326     8,048
 Other expenses                       -      312          -     1,389
 Interest                        19,261   18,519     40,396    36,875
 Amortization of deferred
  financing costs                   719      639      1,483     1,265
 Depreciation                    26,541   26,417     53,150    52,346
                              ------------------- --------------------
    Total expenses               97,824   94,695    196,280   187,914
                              ------------------- --------------------
 Income before gain on sale of
  land, impairment loss on
  land held for sale,
  equity in income of joint
  ventures and minority
  interests                      11,199    8,482     23,975    16,337
 Gain on sale of land                 -      659      1,255     2,082
 Impairment loss on land held
  for sale                            -        -     (1,143)        -
 Equity in income of joint
  ventures                           67      505        166     3,148
 Income allocated to minority
  interests
   Distributions on units
    convertible into perpetual
    preferred shares             (2,843)  (3,218)    (5,686)   (6,436)
   Income allocated to units
    convertible into common
    shares                         (769)    (520)    (1,525)     (889)
                              ------------------- --------------------
 Net income                      $7,654   $5,908    $17,042   $14,242
                              =================== ====================

 FUNDS FROM OPERATIONS
 ---------------------
   Net income                    $7,654   $5,908    $17,042   $14,242
   Real estate depreciation      26,126   25,896     52,246    51,285
   Adjustments for
    unconsolidated joint
    ventures                        525      524      1,047     1,059
   (Gain) on sale of
    properties held in joint
    ventures                          -     (451)         -    (1,436)
   Income allocated to units
    convertible into common
    shares                          769      520      1,525       889
                              ------------------- --------------------
      Funds from operations -
       diluted                  $35,074  $32,397    $71,860   $66,039
                              =================== ====================

 PER SHARE DATA
 --------------
   Net income - basic             $0.19    $0.15      $0.42     $0.36
   Net income - diluted            0.18     0.14       0.40      0.35
   Funds from operations -
    diluted                        0.79     0.75       1.63      1.54
   Cash distributions              0.64     0.64       1.27      1.27

 Weighted average number of
  common and common
  equivalent shares
  outstanding:
      Basic                      40,291   39,218     40,161    39,191
      Diluted                    42,419   41,169     42,283    41,019
      FFO - diluted              44,295   43,047     44,160    42,900

 PROPERTY DATA
 ---------------------------
   Total operating properties
    (end of period) (a)             145      142        145       142
   Total operating apartment
    homes in operating
    properties (end of
    period) (a)                  51,882   50,762     51,882    50,762
   Total operating apartment
    homes (weighted average)     47,013   46,218     46,962    46,065


(a) Includes joint venture investments.


Note: Please refer to the following pages for definitions and reconciliations of all non-GAAP financial measures presented in this document.


 CAMDEN                                                 BALANCE SHEETS
                                                        (In thousands)
 ---------------------------------------------------------------------

 (Unaudited)     Jun 30,    Mar 31,    Dec 31,    Sep 30,    Jun 30,
                   2004       2004       2003       2003       2003
               -------------------------------------------------------
ASSETS
Real estate
 assets, at
 cost
 Land            $406,626   $404,113   $400,490   $397,006   $396,527
 Buildings and
  improvements  2,573,099  2,538,193  2,499,214  2,462,252  2,437,833
               -------------------------------------------------------
                2,979,725  2,942,306  2,899,704  2,859,258  2,834,360
 Accumulated
  depreciation   (653,581)  (627,808)  (601,688)  (575,459)  (549,769)
               -------------------------------------------------------
   Net operating
    real estate
    assets      2,326,144  2,314,498  2,298,016  2,283,799  2,284,591
 Properties
  under
  development,
  including
  land            163,326    156,466    189,119    236,529    242,682
 Investment in
  joint
  ventures         10,371     10,754     11,033      9,994     10,247
 Land held
  for sale          1,800      1,800          -          -          -
               -------------------------------------------------------
   Total real
    estate
    assets      2,501,641  2,483,518  2,498,168  2,530,322  2,537,520
Accounts
 receivable -
 affiliates        29,981     28,984     25,997      7,141      6,736
Notes receivable
 Affiliates         9,665      9,335      9,017          -          -
 Other             48,333     41,685     41,416     24,289     21,314
Other assets,
 net (a)           48,063     42,922     40,951     39,497     40,959
Cash and cash
 equivalents        1,922      3,836      3,357      2,341      1,550
Restricted
 cash               4,841      6,794      6,655      4,058      4,258
               -------------------------------------------------------
   Total
    assets     $2,644,446 $2,617,074 $2,625,561 $2,607,648 $2,612,337
               =======================================================

LIABILITIES AND
 SHAREHOLDERS'
 EQUITY
Liabilities
 Notes payable
   Unsecured   $1,332,216 $1,291,074 $1,277,879 $1,248,852 $1,236,681
   Secured        229,423    230,622    231,798    232,953    240,711
Accounts
 payable           31,309     26,112     26,150     24,025     34,580
Accrued real
 estate taxes      21,935     14,165     27,407     31,444     20,822
Accrued
 expenses and
 other
 liabilities       43,957     54,397     50,111     51,266     44,226
Distributions
 payable           31,038     30,974     30,946     30,698     30,663
               -------------------------------------------------------
   Total
    liabilities 1,689,878  1,647,344  1,644,291  1,619,238  1,607,683

Commitments and
 contingencies

Minority
 interests
  Units
   convertible
   into perpetual
   preferred
   shares         149,815    149,815    149,815    149,815    149,815
  Units
   convertible
   into common
   shares          44,884     45,711     46,570     47,382     48,354
               -------------------------------------------------------
   Total minority
    interests     194,699    195,526    196,385    197,197    198,169

Shareholders'
 equity
  Common shares
   of beneficial
   interest           485        484        483        481        480
  Additional
   paid-in
   capital      1,344,366  1,340,564  1,330,512  1,321,103  1,320,045
  Distributions
   in excess of
   net income    (333,416)  (314,720)  (297,808)  (281,256)  (261,577)
  Unearned
   restricted
   share awards   (15,384)   (15,937)   (11,875)   (12,667)   (15,477)
  Treasury shares,
   at cost       (236,182)  (236,187)  (236,427)  (236,448)  (236,986)
               -------------------------------------------------------
   Total
    shareholders'
    equity        759,869    774,204    784,885    791,213    806,485
               -------------------------------------------------------
   Total
    liabilities
    and
    shareholders'
    equity     $2,644,446 $2,617,074 $2,625,561 $2,607,648 $2,612,337
               =======================================================

 (a) includes
  net deferred
  charges of:      $8,756     $9,313     $9,558     $8,691     $9,268



 CAMDEN                                    NON-GAAP FINANCIAL MEASURES
                                         DEFINITIONS & RECONCILIATIONS

                                                 (In thousands, except
                                                  per share amounts)
----------------------------------------------------------------------

(Unaudited)

This document contains certain non-GAAP financial measures that management believes are useful in evaluating an equity REIT's performance. Camden's definitions and calculations of non-GAAP financial measures may differ from those used by other REITs, and thus may not be comparable. The non-GAAP financial measures should not be considered as an alternative to net income as an indication of our operating performance, or to net cash provided by operating activities as a measure of our liquidity.

FFO
---
The National Association of Real Estate Investment Trusts ("NAREIT") currently defines FFO as net income computed in accordance with generally accepted accounting principles ("GAAP"), excluding gains or losses from of depreciable operating property sales, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Camden's definition of diluted FFO also assumes conversion of all dilutive convertible securities, including minority interests, which are convertible into common equity. The Company considers FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses on dispositions of operating properties and excluding depreciation, FFO can help one compare the operating performance of a company's real estate between periods or as compared to different companies. A reconciliation of net income to FFO is provided below:

                                Three Months Ended   Six Months Ended
                                     June 30,            June 30,
                                ------------------   ----------------
                                   2004   2003 (a)     2004   2003 (a)
                                ------------------   ----------------
   Net income                     $7,654   $5,908    $17,042 $14,242
   Real estate depreciation       26,126   25,896     52,246  51,285
   Adjustments for
    unconsolidated joint
    ventures                         525      524      1,047   1,059
   (Gain) on sale of properties
    held in joint ventures             -     (451)         -  (1,436)
   Income allocated to units
    convertible into common
    shares                           769      520      1,525     889
                                ------------------   ----------------
      Funds from operations -
       diluted                   $35,074  $32,397    $71,860 $66,039
                                ==================   ================

 Weighted average number of
  common and common equivalent
  shares outstanding:
     EPS diluted                  42,419   41,169     42,283  41,019
     FFO diluted                  44,295   43,047     44,160  42,900

  Net income per common share -
   diluted                         $0.18    $0.14      $0.40   $0.35
  FFO per common share - diluted   $0.79    $0.75      $1.63   $1.54


(a) FFO for the three months ended and six months ended June 30, 2003 previously included a reduction of $0.7 million and $2.1 million respectively from gains on sales of undepreciated property. We have adjusted FFO to include these types of gains as they currently do not meet NAREITs definition of gains that should be adjusted from net income in calculating FFO.

Expected FFO
------------
Expected FFO is calculated in a method consistent with historical FFO, and is considered an appropriate supplemental measure of expected operating performance when compared to expected net income (EPS). A reconciliation of the ranges provided for expected net income per diluted share to expected FFO per diluted share is provided below:


                                    3Q04 Range          2004 Range
                                   Low     High         Low    High
                                ------------------   ----------------
  Expected net income per share
   - diluted                       $0.11    $0.16      $0.63   $0.78
  Expected real estate
   depreciation                     0.61     0.61       2.42    2.42
  Expected adjustments for
   unconsolidated joint ventures    0.02     0.02       0.05    0.05
  Expected income allocated to
   units convertible into common
   shares                           0.01     0.01       0.05    0.05
                                ------------------   ----------------
  Expected FFO per share -
   diluted                         $0.75    $0.80      $3.15   $3.30

Note: This table contains forward-looking statements. Please see the paragraph regarding forward-looking statements on preceding pages.

Net Operating Income (NOI)
--------------------------
NOI is defined by the Company as total property income less property operating and maintenance expenses less real estate taxes. The Company considers NOI to be an appropriate supplemental measure of operating performance to net income because it reflects the operating performance of our communities without allocation of corporate level property management overhead or general and administrative costs. A reconciliation of net income to net operating income is provided below:

                              Three Months Ended    Six Months Ended
                                   June 30,              June 30,
                              ------------------   ------------------
                                  2004     2003        2004     2003
                              ------------------   ------------------
 Net income                     $7,654   $5,908     $17,042  $14,242
 Development and construction
  fees                          (2,071)  (1,257)     (3,832)  (2,593)
 Management fees                  (425)    (431)       (845)    (865)
 Other income                   (1,801)  (1,033)     (6,082)  (2,645)
 Property management expense     2,742    2,424       5,611    4,961
 Fee and asset management
  expense                        1,006    1,068       1,995    2,631
 General and administrative
  expense                        4,140    4,437       8,326    8,048
 Other expenses                      -      312           -    1,389
 Interest expense               19,261   18,519      40,396   36,875
 Amortization of deferred
  financing costs                  719      639       1,483    1,265
 Depreciation                   26,541   26,417      53,150   52,346
 Gain on sale of land                -     (659)     (1,255)  (2,082)
 Impairment loss on land held
  for sale                           -        -       1,143        -
 Equity in income of joint
  ventures                         (67)    (505)       (166)  (3,148)
 Distributions on units
  convertible into perpetual
  preferred shares               2,843    3,218       5,686    6,436
 Income allocated to units
  convertible into common
  shares                           769      520       1,525      889
                              ------------------   ------------------
    Net Operating Income (NOI) $61,311  $59,577    $124,177 $117,749

 "Same Property" net operating
  income                       $56,797  $57,312    $114,899 $113,556
 Non-"Same Property" net
  operating income               3,661    2,167       7,696    4,085
 Development and Lease-Up net
  operating income                 903      107       1,605      110
 Dispositions / Other net
  operating income                 (50)      (9)        (23)      (2)
                              ------------------   ------------------
   Net Operating Income (NOI)  $61,311  $59,577    $124,177 $117,749


EBITDA
------
EBITDA is defined by the Company as earnings before interest, taxes, depreciation and amortization, including net operating income from discontinued operations, excluding equity in income of joint ventures, gain on sale of real estate assets, and income allocated to minority interests. The Company considers EBITDA to be an appropriate supplemental measure of operating performance to net income because it represents income before non-cash depreciation and the cost of debt, and excludes gains or losses from property dispositions. A reconciliation of net income to EBITDA is provided below:

                              Three Months Ended    Six Months Ended
                                   June 30,             June 30,
                              ------------------   ------------------
                                 2004     2003        2004     2003
                              ------------------   ------------------
 Net income                     $7,654   $5,908     $17,042  $14,242
 Interest expense               19,261   18,519      40,396   36,875
 Amortization of deferred
  financing costs                  719      639       1,483    1,265
 Depreciation                   26,541   26,417      53,150   52,346
 Distributions on units
  convertible into perpetual
  preferred shares               2,843    3,218       5,686    6,436
 Income allocated to units
  convertible into common
  shares                           769      520       1,525      889
 Gain on sale of land                -     (659)     (1,255)  (2,082)
 Impairment loss on land held
  for sale                           -        -       1,143        -
 Equity in income of joint
  ventures                         (67)    (505)       (166)  (3,148)
                              ------------------   ------------------
  EBITDA                       $57,720  $54,057    $119,004 $106,823





    CONTACT: Camden Property Trust, Houston
             Investor Relations
             Kim Callahan, 800-922-6336 or 713-354-2787
             http://www.camdenliving.com